U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 16, 2003



                           ECOLOCLEAN INDUSTRIES, INC.
             (Exact Name of registrant as specified in its Charter)




         Nevada                       0-33481                    65-1060612
------------------------         -------------------          ------------------
(State of Incorporation)          Commission File No.         Fed. Taxpayer I.D.


2242 South Highway 83, Crystal City, TX                            78839
-------------------------------------------                   ------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   830   )      374        -      9100
                               -----------  -------------      ----------





                     (Registrant's former name and address)
                          SAILTECH INTERNATIONAL, INC.
                          1862 W. Bitters Rd., Bldg. #1
                             San Antonion, TX 78248

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Change Corporate Name

On December 15, 2003, we filed a certificate of amendment to our articles of incorporation changing our corporate name to Ecoloclean Industries, Inc. We also
(1) increased our authorized common stock capital from 50,000,000 shares, par value, $0.001 per share to 100,000,000 shares, par value $0.0001 per share and
(2) increased our authorized preferred shares from 1,000,000 shares, par value $0.01 per share to 10,000,000, par value $0.001 per share.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      N/A

         (b)      N/A

         (c)      Exhibits.

Exhibit No.       Description

3.0               Certificate of Amendment to Articles of Incorporation (1)

(1) The attached Certificate of Amendment to the Articles of Incorporation represents the new mandatory amendment form required by the Nevada Secretary of State's office effective November 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ECOLOCLEAN INDUSTRIES, INC.

Dated: December 16, 2003

                                                       /s/ Royis Ward
                                                      --------------------------
                                                      By: Royis Ward
                                                      Title: President